Exhibit 99.1

   New York Community Bancorp, Inc. Declares a 4-for-3 Stock Split; Nine Stock
                           Splits Declared Since 1994

    WESTBURY, N.Y.--(BUSINESS WIRE)--Jan. 15, 2004--New York Community Bancorp, Inc. (NYSE: NYB) today announced that its Board of Directors has declared a four-for-three stock split in the form of a 33-1/3% stock dividend, to be paid on February 17, 2004 to shareholders of record at the close of business on February 2, 2004. Shareholders will receive one additional share of New York Community Bancorp, Inc. stock for every three shares held, and cash in lieu of fractional shares based on the average of the high and low trading price on the record date, as adjusted for the split.
    Commenting on the stock split, President and Chief Executive Officer Joseph R. Ficalora stated, "Once again, the Company's commitment to enhancing share value has been vividly conveyed by the actions of our Board. With our stock price having reached a 52-week high of $40.22, we declared what is now our ninth stock split in ten years as a stock-form institution, and the second split we've declared in the last nine months alone. The value of our shares has grown 54% since May 21st, when our last stock split was completed and 48% since we announced our merger with Roslyn Bancorp, Inc. on the 27th of June. In the past twelve months, our shareholders have received a 92% total return on their investment, assuming the reinvestment of their quarterly cash dividends. Going back to our IPO, the total return on investment amounts to a rather significant 4,016%.
    "In the coming year, we look forward to building on our record of enhancing shareholder value and to recording a meaningful level of asset and earnings growth," Mr. Ficalora said. "We look forward to updating our 2004 diluted EPS projections when we issue our full-year 2003 earnings release later on this month."
    New York Community Bancorp, Inc. is the holding company for New York Community Bank, and the third largest thrift in the nation, based on current market capitalization. The Bank currently serves its customers through a network of 139 banking offices in New York City, Long Island, Westchester County, and New Jersey, and operates through seven community divisions: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, CFS Bank, First Savings Bank of New Jersey, and Ironbound Bank. In addition to operating the largest supermarket banking franchise in the New York metropolitan region, with 52 in-store branches, the Bank is one of the leading producers of multi-family mortgage loans in New York City. Additional information about the Company is available at www.myNYCB.com.

    Forward-looking Statements and Associated Risk Factors

    This release, and other written materials and oral statements that may be made by management, may contain certain forward-looking statements regarding the Company's prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.
    Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. The Company's ability to predict results or the actual effects of its plans and strategies, including its recent merger with Roslyn Bancorp, Inc., is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.
    The following factors, among others, could cause the actual results of the merger to differ materially from the expectations stated in this release: the ability to successfully integrate the companies following the merger, including integration of information systems and retention of key personnel; the ability to effect the proposed balance sheet restructuring; the ability to fully realize the expected cost savings and revenues; and the ability to realize the expected cost savings and revenues on a timely basis.
    Additional factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in general economic conditions; interest rates, deposit flows, loan demand, real estate values, competition, and demand for financial services and loan, deposit, and investment products in the Company's local markets; changes in the quality or composition of the loan or investment portfolios; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing, and services.
    Specific factors that could cause future results to vary from current management expectations are detailed from time to time in the Company's SEC filings, which are available at the Company's web site, www.myNYCB.com.
    Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.


    CONTACT: New York Community Bancorp, Inc.
             Ilene A. Angarola, 516-683-4420